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                                                                    EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Pericom Semiconductor Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 333-51229 and 333-43934 of Pericom Semiconductor Corporation on Form S-8 of our reports dated July 25, 2000 ( September 8, 2000 as to the third paragraph of Note 1), included and incorporated by reference in this Annual Report on Form 10-K of Pericom Semiconductor Corporation for the year ended June 30, 2000.

DELOITTE & TOUCHE LLP

San Jose, California
September 27, 2000